                                                                    Exhibit 10.2




                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT



                                  BY AND AMONG



                               CERTAIN INVESTORS



                                      AND



                      PARADIGM ADVANCED TECHNOLOGIES, INC.






                   -----------------------------------------


                          DATED AS OF JUNE 28TH, 2001


                   -----------------------------------------



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


     This PRIVATE EQUITY LINE OF CREDIT AGREEMENT is entered into as of the 28th day of June, 2001 (this "Agreement"), by and between the investor or, if more than one, investors identified on Schedule A hereto (each an "Investor" or "Investors"), and Paradigm Advanced Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to each Investor, from time to time as provided herein, and each Investor shall purchase his Proportionate Share of up to $10,750,000 of the Common Stock (as defined below).

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1 "Average Bid Price" shall be the price based on the average of the three lowest Bid Prices during each of the Initial Valuation Period and Subsequent Valuation Period.

     Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg, L.P.) of the Common Stock on the Principal Market.

     Section 1.3 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.4 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

     Section 1.5 "Closing Date" shall mean, with respect to a Closing the twelfth (12th) Trading Day following the Optional Purchase Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

     Section 1.6 "Commitment Amount" shall mean the $10,750,000 up to which the Investors have agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this Agreement.

     Section 1.7 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $10,750,000, (y) the date this Agreement is terminated pursuant to Section 2.5, or (z) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

     Section 1.8 "Common Stock" shall mean the Company's common stock, $.0001 par value per share.

     Section 1.9 "Common Stock Equivalents" shall mean any securities that are convertible into




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


or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     Section 1.10   "Condition Satisfaction Date" See Section 7.2.

     Section 1.11 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.12 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

     Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

     Section 1.14   "Finder" See Section 13.4.

     Section 1.15 "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Optional Purchase Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

     Section 1.16   "Legend" See Section 9.1.

     Section 1.17 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

     Section 1.18 "Maximum Put Amount" shall mean the lesser of (i) ten percent (10%) of the Bid Prices for the ten Trading Days immediately preceding the Optional Purchase Date ("Initial Valuation Period") multiplied by the reported daily trading volume of the Common Stock on the Principal Market for each such Trading Day, (ii) ten percent (10%) of the Bid Prices for the ten Trading Days immediately following the Optional Purchase Date ("Subsequent Valuation Period") multiplied by the reported daily trading volume of the Common Stock on the Principal Market for each such Trading Day, (iii) $1,000,000, or
(iv) amounts remaining available on the Commitment Amounts for which Optional Purchase Notices have not been given. The Maximum Put Amount represents the aggregate of all Proportionate Shares of all Investors.

     Section 1.19 "Minimum Put Amount" shall mean $100,000 to all Investors in the aggregate for each Optional Purchase Notice.

     Section 1.20 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.21 "Optional Purchase Date" shall mean the Trading Day during the Commitment Period that an Optional Purchase Notice to sell Common Stock to the Investor is deemed delivered


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


pursuant to Section 2.2(b) hereof.

     Section 1.22 "Optional Purchase Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor.

     Section 1.23 "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.24 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.25 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. As of the date of this Agreement, the OTC Bulletin Board is the Principal Market.

     Section 1.26 "Proportionate Share" shall mean the proportion of the Commitment Amount agreed to be purchased by each Investor as set forth on Schedule A.

     Section 1.27 "Purchase Price" as used in this Agreement shall mean the following: For each of the Initial Valuation Period and Subsequent Valuation Period (or such other periods during which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) the Purchase Price shall be the percentage of the Average Bid Price determined as follows:

           Average Bid Price                           Percentage
           -----------------                           ----------
           (a) $0.00-$0.74                                 90%
           (b) $0.75-$0.99                                 89%
           (c) $1.00-$1.24                                 88%
           (d) $1.25-$1.49                                 87%
           (e) $1.50-$1.74                                 86%
           (f) $1.75-$1.99                                 85%
           (g) $2.00-$2.24                                 84%
           (h) $2.25-$2.49                                 83%
           (i) $2.50-$2.74                                 82%
           (j) $2.75-$2.99                                 81%
           (k) $3.00 or more                               80%

     Section 1.28 "Put" shall mean each occasion the Company elects to exercise its right to tender an Optional Purchase Notice requiring the Investor to purchase a discretionary amount as determined by the Company and as limited by this Agreement of the Company's Common Stock, subject to the terms of this Agreement, which tender must be given to each Investor for such Investor's Proportionate Share.



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

     Section 1.29 "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

     Section 1.30 "Registrable Securities" shall mean the Put Shares and Warrant Shares until the Registration Statement has been declared effective by the SEC and all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement.

     Section 1.31 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors as of the Subscription Date.

     Section 1.32 "Registration Statement" shall mean a registration statement on Form S-1 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.33   "Regulation D" shall mean Regulation D of the Securities
Act.

     Section 1.34   "SEC" shall mean the Securities and Exchange Commission.

     Section 1.35   "Section 4(2)" shall mean Section 4(2) of the Securities
Act.

     Section 1.36 "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

     Section 1.37 "SEC Documents" shall mean the Company's latest Form 10-KSB as of the time in question, all Forms 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.38 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     Section 1.39 "Trading Cushion" shall mean, at any time, the mandatory thirty (30) calendar days between Optional Purchase Dates and five (5) Trading Days after the most recent Closing Date.

     Section 1.40 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

     Section 1.41 "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

          (a)  subdivides or combines its Common Stock;


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


          (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares;

          (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and
     (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect on the Trading Day immediately prior to such issuance, or without consideration;

          (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

          (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections
     (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put or Closing Date.

Upon each occurrence of any one or more of the foregoing Valuation Events, the Purchase Price and number of Put Shares to be issued shall be adjusted to offset the dilutive effect of such one or more Valuation Events.

     Section 1.42 "Valuation Period" shall mean the period of twenty (20) Trading Days during which the Purchase Price of the Common Stock is determined, which period shall be with respect to the Purchase Prices on any Optional Purchase Date, the ten (10) Trading Days preceding and the ten (10) Trading Days following the day on which an Optional Purchase Notice is deemed to be delivered.

     Section 1.43 "Warrants" shall mean the common stock purchase warrants of the Company described in Section 13.1, a form of which is annexed hereto as Exhibit E. Each Warrant shall evidence the right of the holder to purchase one Warrant Share.

     Section 1.44  "Warrant Exercise Compensation" See Section 13.



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     Section 1.45  "Warrant Recipient" See Section 13.1 and Schedule 13.

     Section 1.46 "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

     Section 2.1 Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), on any Optional Purchase Date the Company may exercise a Put by the delivery of an Optional Purchase Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the relevant portions of the Investment Amount specified in the Optional Purchase Notice by the corresponding Purchase Prices for the Valuation Period.

     Section 2.2   Mechanics.

                   (a) Optional Purchase Notice. At any time during the Commitment Period, the Company may deliver an Optional Purchase Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Optional Purchase Notices shall be neither less than the Minimum Put Amount in the aggregate to all Investors nor more than the Maximum Put Amount. The Optional Purchase Notice shall state the commencement date of the Valuation Period. No later than two Trading Days after the delivery of a Put Notice, the Company must deliver to the Investor or an agreed upon escrow agent the amount of Put Shares deliverable at Closing determined based upon the Purchase Price in effect for the Initial Valuation Period.

                   (b) Date of Delivery of Optional Purchase Notice. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Optional Purchase Notice may be deemed delivered on a day that is not a Trading Day.

                   (c) Determination of Put Shares Issuable. The Purchase Price shall be based on the Average Bid Price during the Valuation Period. The number of Put Shares to be purchased by each Investor with respect to such Investor's Proportionate Share shall be determined during each Valuation Period and settled on the Closing Date.

                   (d) Maximum Optional Purchase Notices/Amount. There shall be a maximum of twenty-four (24) Optional Purchase Notices given during the term of this Agreement. Subject to the terms and conditions of this Agreement, the Company shall have the right to issue each Optional Purchase Notice for an Investment Amount up to the Maximum Put Amount. The Company may not issue an Optional Purchase Notice in connection with any amount of shares which would exceed the amount permitted to be issued without approval of the Company's shareholders, if such approval is required pursuant to the rules of the Principal Market.


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


                   (e) Trading Halt Limitations. Unless the Investor elects in writing to the contrary, the Investor is not required to purchase Put Shares for any Trading Day during which trading of the Common Stock is suspended or halted for three or more hours or for any day during which any of the events described in Section 6.8 has occurred or is continuing. In such case, one-twentieth (1/20th) of the Investment Amount shall be withdrawn from the Investment Amount for each such Trading Day. The Investor must notify the Company by facsimile or otherwise, no later than 6:15 P.M., New York time, on the final Trading Day of the Valuation Period of the days for which the foregoing elections are made.

     Section 2.3 Closings. On each Closing Date for a Put the Company shall deliver to the Investor or to escrow to the extent a sufficient number of Put Shares had not been previously delivered pursuant to Section 2.2(a), one (or more certificates at the Investor's option), representing the Put Shares to be purchased by the Investor pursuant to Section 2.1 herein, after the Optional Purchase Date and on or prior to such Closing Date, registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor. The Investor shall deliver to escrow the Investment Amount specified in the Optional Purchase Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in Section 7.2(p) following (x) the Company's deposit into escrow of the certificates representing the Put Shares and (y) the Investor's deposit into escrow of the Investment Amount; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 13.3 after five days written notice to Company, the amount of such fees, expenses and disbursements shall be paid in immediately available funds drawn out of the deposited funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

     Section 2.4 Liquidated Damages. In the event all the Put Shares have not been delivered by the Company as of a Closing Date, the Company will pay the Investor, as liquidated damages for such failure to deliver, and not as a penalty, five percent (5%) of the applicable Investment Amount for each seven
(7) day period, or part thereof following such failure, in cash, until such outstanding Put Shares have been delivered. The Escrow Agent shall be directed to pay such liquidated damages to the Investor out of the Investment Amount delivered by the Investor to the Escrow Agent.

     Section 2.5 Termination of Investment Obligation. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop trade order by the SEC or Principal Market or suspension by the SEC of the effectiveness of the Registration Statement for a consecutive five day calendar period or for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason, or (ii) the Company shall at any time fail to comply with the requirements of Article VI hereof, subject to any cure period or written notice to cure which may be permitted or required.

         Section 2.6 Initial Drawdown. On the Subscription Date, the Company will sell to the Investor its proportionate share of an aggregate Put of $750,000 ("Initial Drawdown"). The Purchase



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


Price of the Initial Drawdown shall be 50% of the average of the three lowest Bid Prices for the ten Trading Days prior to the Subscription Date against payment therefor. Finder's Fees shall be payable in connection with the Initial Drawdown. In the event the Company fails to obtain effectiveness of the Registration Statement within the time period set forth in Section 1.1(b) of the Registration Rights Agreement, then the payments described in Section 1.1(d) of the Registration Rights Agreement shall accrue from and after such date in relation to the Initial Drawdown. On the Subscription Date, the Company shall deliver to the Investor the legal opinion referred to in Section 7(h) of this Agreement as such opinion relates to the Initial Drawdown.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Each Investor represents and warrants to the Company that:

     Section 3.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) or an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk. The Investor is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

     Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 Not an Affiliate. The Investor is not an officer, director or an "affiliate" (as that term is defined in Rule 405 of the Securities Act - hereinafter "Affiliate") of the Company.

     Section 3.5 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.6 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor has been afforded the opportunity to ask questions of the Company and has received what Investor believes to be satisfactory answers to such inquiries. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has had access to copies of any such reports that have been requested by it.

     Section 3.7 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or other form of general solicitation or advertising.

     Section 3.8 Reliance on Exemptions. Investor understands that the Common Stock and Warrants are being offered and sold to Investor in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying on the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to purchase the Common Stock Warrants.

     Section 3.9 Transfer and Resale. The Investor understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Put Shares and the Warrant Shares has not been registered under the Securities Act of any state securities laws, and the Put Shares and Warrant Shares may not be transferred unless (a) the resale of the Put Shares and Warrant Shares has been registered thereunder; or (b) the Investor shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably acceptable to the Company) to the effect that the Put Shares and Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred to an Affiliate of the Investor who agrees to sell or otherwise transfer the Put Shares and Warrant Shares only in accordance with the provisions of this Section 3.9 and who is an Accredited Investor (as defined in Rule 501 of Regulation D); and (ii) neither the Company nor any other person is under any obligation to register the Put Shares and Warrant Shares under the Securities Act or any state securities laws (other than pursuant to this Agreement and the Registration Rights Agreement).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that:

     Section 4.1 Organization of the Company. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not have any subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares; (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3 Capitalization. The authorized and outstanding capital stock of the Company as of the Subscription Date is set forth on Schedule 4.3 hereto. Except as set forth in the SEC Documents or Schedule 4.3, as of the Subscription Date, there are no options, warrants or rights to subscribe for securities, rights or obligations convertible into or exchangeable for, or giving any rights to receive any Capital Shares. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     Section 4.4 Common Stock. As of the commencement of and throughout the Commitment Period, the Company will have registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Exchange Act and be in full compliance with all reporting requirements of the Exchange Act, and the Company will have maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is then listed or quoted on the Principal Market.

     Section 4.5 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company described above and/or included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6 Valid Issuances. If made in accordance with this Agreement, the sale by the Company of the Put Shares and Warrant will be properly accomplished pursuant to Section 4(2), Regulation D and/or any applicable state law. The sale by the Company of the Warrant Shares, if made in accordance with the terms of the Warrants, will be properly accomplished pursuant to Section 4(2), Regulation D and any applicable state law. When issued, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares and Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares and Warrant Shares shall not subject the Investor or holder to personal liability by reason of the possession thereof.

     Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf, if any, (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the sale of the Put Shares or the Warrant Shares under the Securities Act.

     Section 4.8 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock, Warrants and Warrant Shares do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iv), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof other than any SEC, NASD, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market.

     Section 4.10 No Material Adverse Change. Since the date of the most recent financial statements included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

     Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since the date of the most recent financial statements included in the SEC Documents and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12 No Undisclosed Events or Circumstances. Since the date of the most recent financial statements included in the SEC Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents or Schedule 4.14, there are no lawsuits or proceedings pending or to the best knowledge of the current management and Board of Directors of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.15 No Misleading or Untrue Communication. The Company and any Person representing the Company, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral or written communication in connection with same, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16 Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR

     Section 5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

     Section 5.2 Selling Limitations. The Investor may sell Common Stock equal in number to the number of Put Shares reasonably anticipated to be received in connection with an Optional Purchase Notice during the Valuation Periods relating to such Optional Purchase Notice. The Investor covenants, however, that prior to and during such Valuation Periods, neither the Investor nor its Affiliates shall have a short position in excess of the number of Put Shares reasonably anticipated to be received in connection with an Optional Purchase Notice.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2 Reservation of Common Stock. Subject to stockholder approval at the Company's annual meeting to be held on July 5, 2001 of a proposal to increase the number of authorized shares of Common Stock of the Company to 250 million shares of Common Stock, the Company will reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement.

     Section 6.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares and Warrant Shares on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such Principal Market.

     Section 6.4 Exchange Act Registration. The Company shall cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

     Section 6.5 Legends. The certificates evidencing the Common Stock to be sold by the Investor shall be free of legends, if permitted pursuant to Section 9.1.

     Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7 Additional SEC Documents. The Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8 Blackout Period. Subject to the requirements of Regulation FD under the Exchange Act, the Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice during the continuation of any of the foregoing events.

     Section 6.9   Expectations Regarding Optional Purchase Notices. Within ten
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional

Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

     Section 6.11 Issuance of Put Shares. The sale and issuance of the Put Shares and Warrant Shares shall be made in accordance with the provisions and requirements of applicable state law.

                                   ARTICLE VII

                       CONDITIONS TO DELIVERY OF OPTIONAL
                   PURCHASE NOTICES AND CONDITIONS TO CLOSING

     Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                   (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                   (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

     Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver an Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Optional Purchase Notice, (ii) for each day during the Valuation Period; and (iii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                   (a) Registration of the Common Stock with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities that shall have been declared effective by the SEC prior to the first Optional Purchase Date, but in no event later than the date set forth in the Registration Rights Agreement and shall have filed a prospectus supplement on the first trading day after each Closing Date.

                   (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

                   (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                   (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                   (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                   (f) Adverse Changes. Since the Subscription Date, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                   (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including without limitation the Put Shares) shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                   (h) Legal Opinions. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of the Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit B hereto, addressed to the Investor; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice. If an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, at the option of the Investor, either the applicable Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such

Closing shall otherwise be canceled. Liquidated damages determined pursuant to
Section 2.4 shall be calculated and payable on the Closing Date. The Company's independent counsel shall also deliver to the Investor upon execution of this Agreement an opinion in form and substance reasonably satisfactory to the Investor addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Registrable Securities by the Company to the Investor under this Agreement.

                   (i) Adequacy of Disclosure. No dispute between the Company and the Investor shall exist pursuant to Section 8.2(c) as to the adequacy of the disclosure contained in the Registration Statement.

                   (j) Beneficial Ownership Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and any other shares of Common Stock, if any, owned by the Investor would be more than 4.99% of the Common Stock following such Closing Date.

                   (k) Cross Default. The Company shall not be in default of a material term, covenant, warranty or undertaking of any other agreement to which the Company and any Investor are parties, nor shall there have occurred an event of default under any such other agreement

                   (l) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

                   (m) Trading Cushion. Unless waived by the Investor, the Trading Cushion shall have elapsed since the immediately preceding Optional Purchase Date and Closing Date.

                   (n) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market or the laws of any jurisdiction to which the Company is subject.

                   (o) Escrow Agreement. If requested by the Company or any Investor, the parties hereto shall have entered into a mutually approved escrow agreement for the Purchase Price due hereunder and the Company shall have agreed to pay the fees and expenses of the Escrow Agent and not be in default of any such payments.

                   (p) Voting Restrictions. The Investors shall not be subject to voting or other restrictions arising under any applicable "anti-takeover" laws, rules or regulations.

                   (q) Put Shares Delivery. The Put Shares required to be delivered pursuant to Section 2.2(a) shall have been timely delivered.

                   (r) Other Funding. It shall be a condition of the giving of any Put Notice that the Company shall have actually received from investors other than the Investors, on or before ninety (90) calendar days after the Subscription Date, net proceeds of gross offering proceeds of $1,000,000 from the sale by the Company of transfer restricted Capital Shares (specifically excluding convertible instruments). Such other securities may not be registered by the Company in a registration statement at any time and the Company covenants not to include for sale or resale by the Company or such other investors in registration statement any such other Capital Shares. Additionally, the terms of such sale shall be subject to the reasonable approval of all the Investors.

                   (s) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

     Section 8.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD, Principal Market, or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 8.2   Non-Disclosure of Non-Public Information.

                   (a) The Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or representatives of the Investor. The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                   (b) The Company acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the request of the Company and in good faith reliance on the Company's representation set forth in Section 4.16 that neither it nor its agents have disclosed to the Investor any material non-public information.

                   (c) Nothing contained in this Agreement shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, in violation of Regulation FD of the Exchange Act provided, subject to its compliance with Regulation FD of the Exchange Act, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     Section 8.3 Confidentiality. The Company agrees that it will not publicly or privately disclose the identities of the Investors, Warrant Recipients, or Finders unless expressly agreed to in writing by the Investor or otherwise required by law.

                                   ARTICLE IX

                                     LEGENDS

     Section 9.1 Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF

                  1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT AMONG PARADIGM ADVANCED TECHNOLOGIES, INC. AND CERTAIN INVESTORS DATED JUNE 28, 2001. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

     Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit D hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

                   (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, or prior to issuance of a certificate; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor or sales agent confirms to the transfer agent that the Investor or sales agent has complied with the prospectus delivery requirement; and

                   (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that
(i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities. Any of the notices referred to above in this
Section 9.1 may be sent by facsimile to the Company's transfer agent.

     Section 9.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

                                    ARTICLE X

                               CHOICE OF LAW/VENUE

     Section 10.1 Choice of Law/Venue. This Agreement and the Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement or the Registration Rights Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                                   ARTICLE XI

              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

     Section 11.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, and be binding upon, any transferee of any of the Common Stock or Warrants purchased or acquired by the Investor or Warrant Recipient hereunder with respect to the Common Stock held by such person unless such Common Stock is free from restrictions on further transfer of such Common Stock.

     Section 11.2 Termination. This Agreement shall terminate twenty-four (24) months after the commencement of the Commitment Period; provided, however, that the provisions of Articles VI, VIII, IX, X, XI, XII, XIII and XIV shall survive the termination of this Agreement.

     Section 11.3 Entire Agreement, Amendment. This Agreement and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto.

                                   ARTICLE XII

                            NOTICES; INDEMNIFICATION

     Section 12.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to Paradigm Advanced Technologies, Inc.:

         Paradigm Advanced Technologies, Inc.
         30 Leek Crescent
         Richmond Hill, Ontario
         L4B 4N4
         Telecopier: (905) 764-3680
         Attn: President

         With a copy to (which communication shall not constitute notice):

         Jenkens & Gilchrist Parker Chapin LLP
         405 Lexington Avenue
         New York, NY 10174
         Attn: Henry Rothman, Esq.
         Telecopier: (212) 704-6288

         If to the Investor:

         To the address and telecopier number set forth on Schedule A hereto with a copy to (which communication shall not constitute notice):

         Barbara R. Mittman, Esq.
         c/o Grushko & Mittman, P.C.
         551 Fifth Avenue, Suite 1601
         New York, New York 10176
         Telecopier: (212) 697-3575

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 12.2  Indemnification.

                   (a) The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement in any event as such Damages are incurred.

                   (b) The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement in an aggregate amount not to exceed one-half of each such Investor's Proportionate Share.

     Section 12.3 Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 12.2 will be asserted and resolved as follows:

                   (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 12.2 (an "Indemnified Party") might seek indemnity under Section 12.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 12.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                   1. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 12.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief which affects the Indemnified Party, other than the payment of monetary damages, or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 12.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause 1, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause 1, and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 12.2 with respect to such Third Party Claim.

                   2. If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 12.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause 2, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause 3 below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause 2 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause 2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                   3. If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 12.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. In the event any Indemnified Party should have a claim under Section 12.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under
Section 12.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.

                                  ARTICLE XIII

                             FEES-EXPENSES-WARRANTS

     Section 13.1 Warrants. The parties identified on Schedule 13 hereto ("Warrant Recipients") shall receive in the aggregate 7,500,000 Warrants. A form of Warrant is annexed hereto as Exhibit E. The Purchase Price (as defined in the Warrant) shall be equal to one hundred and twenty percent (120%) of the lowest of the Bid Price for the ten Trading Days preceding the Subscription Date. The Warrants will be exercisable for five years from the Issue Date as defined in the Warrant. The Warrant Recipients are granted the registration rights set forth in the Registration Rights Agreement with respect to the Warrant Shares. The Company's obligations to the Warrant Recipients is binding even if the Registration Rights Agreement is not signed by the Warrant Recipients. The Warrants must be delivered to the Warrant Recipients on the Subscription Date. All the representations, undertakings and covenants made by the Company relating to the Put Shares and the holder of the Put Shares are also made by the Company to and for the benefit of the Warrant Recipients and in relation to the Warrant Shares.

     Section 13.2 Timely Delivery. In the event any Warrants are not timely delivered, the Investor shall have no further obligation to purchase Put Shares pursuant to this Agreement.

     Section 13.3 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, and reasonable expenses and disbursements of the Investor's counsel in an amount of $10,000 which shall have been paid prior to the Subscription Date and an additional $7,500 which shall be paid on the Subscription Date.

     Section 13.4 Finders. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Company or Investor except as described on Schedule 13 ("Finder"). The Company agrees to pay to the Finder a fee equal to six percent (6%) ("Finder's Fee") of the Investment Amount received by the Company as set forth on Schedule 13 hereto and six percent (6%) of the cash proceeds of Warrant Exercise ("Warrant Exercise Compensation"). Said sum shall be paid out of the escrow account established for deposit of Investment Amounts and within five Tradings of the Company's receipt of cash Warrant Exercise proceeds. A default by the Company of the Company's obligations to the Finders shall be deemed a default under the Agreement, and shall terminate the Investor's obligation to comply with any Optional Purchase Notices provided such default is not due to a failure by an escrow agent to comply with his obligations. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.

     Section 13.5 Transfer. At the election and in the sole discretion of any Finder or Warrant Recipient, the right to receive Finder's Fees and Warrant Exercise Compensation may be transferred to the Investor or Warrant Recipient who's investment gives rise to such payment. Upon such transfer, the Investor may take a credit equal to the Finder's Fee against the Investment Amount that gives rise to the Finder's Fee. The transferee of Warrant Exercise Compensation may take a credit against the Purchase Price equal to the Warrant Exercise Compensation. A Warrant Recipient, at his sole discretion, may transfer either before or after issuance, all or some of the Warrants to the Investor whose investment gives rise to the requirement to issue the Warrants. The transferee of the Warrants will receive all the rights and benefits granted to the Warrant Recipients pursuant to this Agreement, the Registration Rights Agreement and any other agreement relating to the Warrants.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered by telecopier transmission which such copy shall be deemed an original executed Agreement.

     Section 14.2 Entire Agreement. This Agreement, the Exhibits hereto, the documents delivered in connection herewith, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

     Section 14.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 14.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 14.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the Bid Price, trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 14.6 Remedies for Breach. The Company and each Investor acknowledges that the other party's remedy at law for the breach of the provisions provided in this Agreement is inadequate. Therefore, the Company and each Investor agrees that a breach or violation of this Agreement by the Company, on the one hand, and the Investors, on the other hand, will entitle the other party, as a matter of right, to an injunction or other equitable relief, issued by any court or arbitration panel of competent jurisdiction, restraining any further or continued breach or violation of this Agreement. Such right to an injunction will be cumulative and in addition to, and not in lieu of, any other remedies to which the Company and the Investors may show themselves justly entitled.

     Section 14.7 Publicity. Except as required by applicable law, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 14.8 Confidentiality. Investor agrees to maintain the confidentiality of all information about the Company received from any officer, employee or agent of the Company, until such time as that confidential information is released to the public generally as contemplated by Regulation FD of the Exchange Act other than as a result of any disclosure by Investor.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                      PARADIGM ADVANCED TECHNOLOGIES, INC.


                                      By: ______________________________________




                                       -----------------------------------------
                                       ZAKENI LIMITED - Investor

                                   SCHEDULE A



                                                                            PROPORTIONATE SHARE OF
INVESTOR                                 SHARE OF COMMITMENT AMOUNT         COMMITMENT AMOUNT
--------                                 --------------------------         ----------------------
ZAKENI LIMITED                                $10,750,000.00                          100%
A Bahamian corporation
Baarerstrasse 73
Postfach 2515
6302, Zug, Switzerland
Fax: 011-4141-727-5080
                                              --------------                          ----
TOTAL                                         $10,750,000.00                          100%
                                              --------------                          ----

                                    EXHIBIT B

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL
                WITHIN 5 TRADING DAYS FOLLOWING EFFECTIVE DATE OF
                             REGISTRATION STATEMENT


TO:


     We have acted as counsel to __________________, a ___________ corporation (the "Company"), in connection with the Private Equity Line of Credit Agreement between the Company and you, dated as of ______________, 2001 (the "Line of Credit Agreement"), pursuant to which the Company will issue to you from time to time shares of Common Stock, $____ par value (the "Put Shares") and the Registration Rights Agreement between you and the Company, dated __________, 2001 (the "Registration Rights Agreement," and together with the Line of Credit Agreement, the "Agreements"). This opinion is rendered to you pursuant to
Section 7.2(h) of the Line of Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Line of Credit Agreement.

In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Articles of Incorporation of the Company, as amended to date (the "Articles"), certified by the Secretary of State [the jurisdiction of incorporation] as of ____________, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Bylaws");

     (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and the shareholders of the Company relating to the transactions contemplated by the Agreement;

     (d)  The Agreements;

     (e) A certificate related to the good standing of the Company issued by the Secretary of State of the State of [the jurisdiction of incorporation] dated __________, 2001;

     (f) A Certificate of the Chief Executive Officer of the Company as to certain factual matters (the "Officer's Certificate");

     (g)  The SEC Documents.

     With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company solely upon the documents enumerated in
(e) and (f) above.

     Where our opinion relates to our "knowledge," such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company on matters related to the Agreements. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 2 of Part III below. We have assumed for purposes of our opinion to the effect that the Put Shares are fully paid and that the consideration for such Put Shares will be received by the Company in accordance with the Line of Credit Agreement.

     We express no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

     This opinion is limited to the federal laws of the United States of America and the laws of the States of [jurisdiction of incorporation] and New York. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of [jurisdiction of incorporation] and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents. To our knowledge the Company does not have any subsidiaries other than as set forth in the SEC Documents.

     2. To our knowledge, except as described in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or to our knowledge, any officer or director of the Company in his or her capacity as such, nor to our knowledge has the Company received any written threat of any such claims, actions, suits, proceedings or investigations.

     3. To our knowledge, except as described in the Company's representations and warranties contained in Article IV of the Line of Credit Agreement, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

     4. Subject to the accuracy of your representations in Article III of the Line of Credit Agreement on the date hereof and on the date of issuance of any Put Shares and Warrant Shares, and the statement in the Officer's Certificate that the Company has not offered or sold, and will not offer or sell, any Put Shares by means of advertising or public solicitation, the issuance of the Put Shares and Warrant Shares in conformity with the terms of the Line of Credit Agreement constitutes transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended. The Put Shares and the Warrant Shares, when issued in compliance with the Line of Credit Agreement and Registration Rights Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and free of preemptive rights set forth in the Articles, Bylaws and any agreement filed as an exhibit to the SEC Documents, provided, however, that the Put Shares and Warrant Shares may be subject to restrictions on transfer under state and federal securities laws, but only to the extent set forth in the Line of Credit Agreement.

     5. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Put Shares.

     Each of the Agreements has been duly authorized, executed and delivered by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary corporate action and no further consent or authorization of the Company's board of directors or shareholders is required. Each of the Agreements has been duly executed and delivered on the part of the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights, (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and (iii) to limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions contained in the Agreements.

     6. The execution, delivery and performance of and compliance with the respective terms of each of the Agreements, and issuance of the Put Shares in accordance with the Line of Credit Agreement, will not violate any provision of the Articles or Bylaws or any law applicable to the Company.

     7. The holders of the Common Stock will not be subject to the provisions of the States of [states of incorporation and principal office location] anti-takeover statutes.

     In connection with the registration of the Put Shares and Warrant Shares, we advised the Company as to the requirements of the Securities Act and the applicable Rules and Regulations and rendered other legal advice and assistance in the course of preparation of the Registration Statement and Prospectus, including review and discussion of the contents thereof. On the basis of the information that was developed in the course of the performance of such services considered in the light of our understanding of the Securities Act, including the requirements of Forms S-1 and SB-2, we have no reason to believe that (i) the Registration Statement (other than the financial statements and related statements and schedules, as to which we express no belief) as of its Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and related statements and schedules, as to which we express no belief) as of the Effective Date of the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that except as set forth in this opinion letter we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

     B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

     C. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

     This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                                 Very truly yours,

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                       __________________________________



     The undersigned, _______________, hereby certifies, with respect to the shares of Common Stock of _____________________ (the "Company") issuable in connection with the Optional Purchase Notice, dated (the "Notice"), delivered pursuant to Article II of the Private Equity Line of Credit Agreement, dated _____________, 2001, by and among the Company and certain Investors (the "Agreement"), as follows:

     1. The undersigned is the duly elected ______________________________ of the Company.

     2. The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof.

     3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

     4. The amount of Common Stock remaining registered in an effective registration statement on behalf of each Investor as of this date is set forth on the schedule hereto.

     5. The purchase price of the Common Stock previously issued to each of the Investors is set forth on the schedule hereto.

     The undersigned has executed this Certificate this ____ day of ________, 2001.


                                        ________________________________________


                                        By:_____________________________________
                                               Name:
                                               Title:

                                    EXHIBIT D


                         INSTRUCTIONS TO TRANSFER AGENT

                      _____________________________________



[TRANSFER AGENT]



Dear Sirs:

     Reference is made to the Private Equity Line of Credit Agreement (the "Agreement"), dated as of ________________, 2001 among certain Investors (the "Investor") and _____________________ (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Common Stock of the Company, $____ par value (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     1.   ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND

Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

     At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that:

     (a) in connection with such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a transferee that is not an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement;

     (b) the Investor (or its permitted assignee) shall represent that it is permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act; or

     (c) the Investor, its permitted assignee, or either of their brokers confirms to the transfer agent that (i) the Investor has held the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading
Day), the Investor will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.

     Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of __________.

     2.   MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

          In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) as promptly as practicable, but in no event later than three business days, after such Closing.

     3.   FEES OF TRANSFER AGENT; INDEMNIFICATION

          The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

     4.   THIRD PARTY BENEFICIARY

          The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.


                                            [THE COMPANY]



                                            By:_________________________________
                                                   Name:
                                                   Title:

AGREED:

[TRANSFER AGENT]


By:_________________________________

                                    EXHIBIT E

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT AMONG PARADIGM ADVANCED TECHNOLOGIES, INC. AND CERTAIN INVESTORS DATED THE SUBSCRIPTION DATE. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.


               Right to Purchase 7,500,000 Shares of Common Stock of Paradigm Advanced Technologies, Inc. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT
                                  (EQUITY LINE)

No. 2001-1                                           Issue Date: June ____, 2001

     PARADIGM ADVANCED TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ZAKENI LIMITED, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five (5) years after such date (the "Expiration Date"), up to 7,500,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company, at a per share purchase price of $_____ (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include Paradigm Advanced Technologies, Inc. and any corporation which shall succeed or assume the obligations of Paradigm Advanced Technologies, Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Common Stock, $.0001 par value per share, as defined in the Private Equity Line of Credit Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

     1.   Exercise of Warrant.

          1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

          1.2. Full Exercise. This Warrant may be exercised in full by the holder hereof by delivery of an original or fax copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such holder, and surrender of the original Warrant within seven (7) days of exercise to the Company at its principal office or at the office of its Warrant agent (as provided hereinafter), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect, unless cashless exercise is elected by the holder pursuant to Section 2.2.

          1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by
(b) the Purchase Price then in effect, unless cashless exercise is elected by the holder pursuant to Section 2.2. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

          1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") for each share of Common Stock as of a Determination Date shall mean:

               (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

          (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

          (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

          (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

          1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

     2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 7 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable Securities Laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     2.2. Cashless Exercise.

          (a) Payment may be made either in (a) cash or by certified or official bank check or checks payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

          (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

              X=Y (A-B)
                   ---
                    A

        Where X= the number of shares of Common Stock to be issued to the holder

              Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

             A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

             B=  Purchase Price (as adjusted to the date of such calculation)

          (c) The Holder may not employ the cashless exercise feature described above at any time that the Warrant Stock to be issued upon exercise is included at the date of exercise for unrestricted resale in an effective registration statement.

     3.   Adjustment for Reorganization, Consolidation, Merger, etc.

          3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

          3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

          3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

     4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

     6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

     7. Assignment; Exchange of Warrant. Subject to compliance with applicable Securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. This Warrant is issued pursuant to a Private Equity Line of Credit Agreement and Registration Rights Agreement dated at or about June ___, 2001. The terms of the Private Equity Line of Credit Agreement is incorporated herein by this reference.

     10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     11. Warrant Agent. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                            PARADIGM ADVANCED TECHNOLOGIES, INC.



                                            By:_________________________________




Witness:


______________________________

                                                                       Exhibit A

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: Paradigm Advanced Technologies, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

____    ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

____     $__________ in lawful money of the United States; and/or

____ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

____ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is
______________________________________ ____________________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:_________________________                 ________________________________
                                                (Signature must conform to name
                                                of holder as specified on the
                                                face of the Warrant)



                                                 _______________________________
                                                 (Address)

                                                              Exhibit B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Paradigm Advanced Technologies, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Paradigm Advanced Technologies, Inc. with full power of substitution in the premises.

                                          Percentage                               Number
              Transferees                 Transferred                           Transferred
              -----------                 -----------                           ------------

--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------




Dated: _________________________________________________________________________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:


_______________________________             ____________________________________
         (Name)                                      (address)

                                            ____________________________________
ACCEPTED AND AGREED:                                 (address)
[TRANSFEREE]


_______________________________
         (Name)

                                   SCHEDULE 13


                                                        CASH FINDERS FEE (1)             WARRANT EXERCISE
FINDERS                                                 CASH FINDERS FEE (1)             COMPENSATION (2)
-------                                                 --------------------             -----------------
ASSIF S.A.                                              Cash Finder's Fees payable in
A Marshall Islands corporation                          connection with investments by
620 Wilson Avenue, Suite 501                            Zakeni Limited.
Toronto, Ontario, Canada
M3K 1Z3
Fax: 416-638-5023
----------------------------------------------------------------------------------------------------------------------
ZAKENI LIMITED                                                                           Warrant Exercise
A Bahamian corporation                                                                   Compensation payable in
Baarerstrasse 73                                                                         connection with investments
Postfach 2515                                                                            by Zakeni Limited.
6302, Zug, Switzerland
Fax: 011-4141-727-5080
------------                                           ---                               --
TOTAL                                                   6%                               6%
                                                       ---                               --

     (1) Total Finder's Fee represents 6% of the Commitment Amount.

     (2) Total Warrant Exercise Compensation represents 6% of the Warrant Exercise Proceeds.


WARRANT RECIPIENTS                                               PROPORTIONATE SHARE OF WARRANTS
------------------                                               -------------------------------
ZAKENI LIMITED                                                   Warrants issuable in connection with investments
Bahamian corporation                                             by Zakeni Limited.
A Baarerstrasse 73
Postfach 2515
6302, Zug, Switzerland
Fax: 011-4141-727-5080
------------                                                     ----
TOTAL                                                            100%
                                                                 ----
